Exhibit 10.9

LifePoint Hospitals, Inc.
Nonqualified Stock Option Agreement

Grant Number N <<Option Number>>

This Agreement is made and entered into by and between LifePoint Hospitals, Inc. (the “Corporation”), and <<Participant>> (the “Participant”), in connection with the grant of an Option under the LifePoint Hospitals, Inc. 1998 Long Term Incentive Plan (the “Plan”) that was made on <<Date of Grant>> (the “Date of Grant”).

The Corporation established the Plan effective November 5, 1998 and amended and restated the Plan effective June 30, 2005. The Participant is eligible to receive this Option, and the Corporation desires to encourage the Participant to own Common Stock for the purposes stated in Article 1 of the Plan. The Option evidenced by this Agreement is intended to be a Nonqualified Option that is subject to the terms and conditions of the Plan and this Agreement. The Participant’s rights under the Option are conditioned on acceptance of the terms contained herein.

1.           Grant of Option. Subject to the terms and conditions set forth herein, the Corporation has granted to Participant an Option to purchase from the Corporation <<Shares>> shares of Common Stock at a price of <<Price>> per share. This price is subject to adjustment as provided in Section 3.2 of the Plan. Any unexercised portion of this Option will expire at the close of business on <<Expiration Date>> or, if sooner, at the time described in Paragraph 6. Any portion of this Option that expires hereunder is immediately cancelled and of no further force or effect. Except as otherwise provided in Paragraph 6 or in the Plan, this Option is exercisable at any time prior to the date it expires with respect to the number of shares of Common Stock that have become exercisable under the following schedule: this Option will become exercisable with respect to one-third of the shares covered hereunder on the first anniversary of the Date of Grant, with respect to two-thirds of the shares on the second anniversary of the Date of Grant, and will be fully exercisable on the third anniversary of the Date of Grant.

2.           Method of Exercise. The Participant may exercise this Option in whole or in part, from time to time, with respect to the number of whole shares of Common Stock that can be purchased at such time pursuant to Paragraph 1 in accordance with the procedures for exercise that have been established by the Committee. The exercise of this Option is subject to the Participant’s execution of a written stockholders agreement that generally applies to some or all of the stockholders of the Corporation, payment of the exercise price stated in Paragraph 1 in accordance with the terms of the Plan, and arrangement for any required tax withholdings in a method that is acceptable to the Corporation or the Committee.  In the event the Participant’s employment with the Corporation is terminated by reason of death or Disability as described in Paragraph 6(b), the Participant’s Option shall be automatically exercised through payment by “cashless exercise,” as described herein, on the last day of the Exercise Period (as described in Paragraph 6(b)), if such Option has not been exercised prior to such date.  For purposes of this Paragraph 2, payment by “cashless exercise” means a payment of the exercise price pursuant to the Corporation withholding a portion of the number of shares subject to the Option having an aggregate fair market value as of the date of exercise equal to the aggregate purchase price of such Option.  The remaining shares, if any, will be distributed to the Participant or, as applicable, his beneficiaries.

3.           Restriction on Transfer of Option. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant, except by (i) will or by the laws of descent and distribution or (ii) to a “family member” (as defined below), provided that such transfer is made for estate planning, tax planning, donative purposes or pursuant to a domestic relations order, and no consideration (other than nominal consideration) is received by the Participant. In the event a Participant becomes legally incapacitated, the Option shall be exercisable by his legal guardian, committee or legal representative. If the Participant dies, the Option shall thereafter be exercisable by the Participant’s executors or administrators. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

(a)           For purposes hereof, a “family member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests.

(b)           No transfer of an Option by the Participant by will or by laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer. During the lifetime of a Participant, except as provided above, the Option shall be exercisable only by the Participant, except that, in the case of a Participant who is legally incapacitated, the Option shall be exercisable by the Participant’s guardian or legal representative. In the event of any transfer of an Option to a family member in accordance with the provisions of this Paragraph 3, such family member shall thereafter have all rights that would otherwise be held by such Participant (or by such Participant’s guardian, legal representative or beneficiary), except as otherwise provided herein.

4.           Status of Participant.

(a)           The Participant shall not have any privileges of a stockholder of the Corporation with respect to any Common Stock subject to (but not yet acquired upon valid exercise of) the Option, nor shall the Corporation have any obligation to issue any dividends or otherwise afford, with respect to such Common Stock, any rights to which holders of Common Stock are entitled, until the date of the issuance to the Participant of a stock certificate evidencing such shares.

(b)           Nothing in this Agreement or the Option shall confer upon the Participant any right to continue as an employee of the Corporation or to interfere in any way with the right of the Corporation to terminate the Participant’s employment at any time.

5.           Adjustments. If at any time while the Option is outstanding, there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or other change the Corporation’s capital or debt structure affecting the Common Stock, including merger, consolidation, conveyance of any or all assets, dissolution, liquidation, windup or other reorganization, the number and kind of Common Stock and/or the exercise price of such Option shall be adjusted in accordance with the provisions of the Plan.

6.           Termination of Service. If Participant’s employment with the Corporation or Subsidiary is terminated for any reason prior to the occurrence of any otherwise applicable vesting date provided in Paragraph 1, the Participant shall forfeit his interest in the Option to the extent that it has not yet become vested and exercisable, but shall have the right to exercise the vested portion of the Option until the expiration of the Option term or, if sooner, through the appropriate period specified below:

(a)           If Participant’s employment is terminated for any reason other than Cause (as defined below), death, Disability (as defined below) or retirement (as defined below), the Participant shall retain the right to exercise the Option, to the extent exercisable on the date of such termination, for three months after the effective date of such termination, and thereupon the Option shall expire.

(b)           If Participant’s employment is terminated due to death or Disability (as defined below), the Option shall immediately, as of the date of termination, become fully (100%) vested and exercisable.  The Participant shall retain the right to exercise the Option for one year after the effective date of such termination of service (the “Exercise Period”), and the Option shall be automatically exercised in a cashless method as described in Paragraph 2 on the last day of the Exercise Period if it has not been exercised prior to such date by the Participant or, as applicable, his beneficiaries.  For purposes hereof, “Disability” shall mean the inability of the Participant, after reasonable accommodation, to perform Participant’s required duties for a period equal to or in excess of the waiting period under the Corporation’s long-term disability insurance policy, as determined in good faith by the Board.

(c)           In the event the Participant’s employment shall terminate by retirement (i.e., termination after the Participant has attained age 65, or has attained age 55 with 10 years of service), the Option may be exercised within 36 months after the Participant’s retirement, to the extent exercisable on the date of the Participant’s retirement, and thereupon the Option shall expire.

(d)           If Participant’s service as an employee is terminated by the Corporation for Cause (as defined below), any portion of this Option that is vested as of such termination date shall remain exercisable for 30 calendar days following such termination. For purposes hereof, “Cause” shall mean: (i) the conviction of the Participant of a felony under the laws of the United States or any state thereof, whether or not appeal is taken, as determined by the Board of Directors in good faith; (ii) the conviction of the Participant for a violation of criminal law involving the Corporation and its business that materially damages the Corporation as determined by the Board in good faith; (iii) the willful misconduct of the Participant, or the willful or continued failure by the Participant (except in the case of a Disability) to substantially perform his duties hereunder, in either case which has a material adverse effect on the Corporation as determined by the Board in good faith; (iv) the willful fraud or material dishonesty of the Participant in connection with the performance of the Participant’s duties to the Corporation and involving the finances of the Corporation as determined by the Board in good faith; (v) the Participant’s repeated use of alcohol in a manner which in the opinion of the Board materially impairs the ability of the Participant to effectively perform the Participant’s duties and obligations owed to the Corporation, or the illegal use, possession, or sale of, or impaired performance due to the illegal use of, controlled substances; or (vi) a violation of the Corporation’s policies on sexual or other illegal harassment of a Corporation employee by the Participant as determined by the Board in good faith; provided, however, in no event shall the Participant’s employment be considered to have been terminated for “Cause” unless and until the Participant receives written notice from the Corporation stating the acts or omissions constituting Cause and the Participant has the opportunity to cure to the Corporation’s satisfaction any such acts or omissions (in the case of (iii), (v) or (vi) above) within 30 days of the Participant’s receipt of such notice.

7.            Investment Representation. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933 relating to the Common Stock, the Participant hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Corporation that the Common Stock shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Participant shall provide the Corporation with such further representations and warranties as the Corporation may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws. No Common Stock shall be purchased upon the exercise of the Option unless and until the Corporation and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Corporation reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

8.           Change in Control. Upon the occurrence of a Change in Control, as defined in Section 12.2 of the Plan, the Participant’s rights under this Option shall be limited by the provisions of this Paragraph 8, notwithstanding any contrary provisions contained in Section 12.1 of the Plan:

(a)           Notwithstanding the provisions of the Plan regarding the acceleration of the right to exercise this Option upon a Change in Control, a portion of the acceleration of vesting described in the Plan shall not occur with respect to this Option to the extent such acceleration of vesting would cause the Participant or holder thereof to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the Option did not occur. This limitation shall not apply to the extent that the stockholders of the Corporation or the acquirer approve the acceleration of vesting hereunder in a manner that satisfies section 280G(b)(5)(B) of the Code, or to the extent that the Participant is a party to an agreement in which the Participant is fully indemnified or otherwise held harmless for the taxes that result from section 4999 of the Code.

(b)           Except as modified by this Paragraph 8, the provisions of Article 12 of the Plan shall otherwise apply to this Option upon the occurrence of a Change in Control.

9.           Committee Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

10.           Plan Controls. Except as expressly provided herein, the terms of this Agreement are governed by the terms of the Plan as it exists on the date of this Agreement and as the Plan is amended from time to time. A copy of the Plan, and any amendments thereto, has been delivered or made available to the Participant and shall be deemed to be a part of this Agreement as if fully set forth herein. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. For purposes of this Agreement, the defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires. The terms “Article” or “Section” generally refer to provisions within the Plan. The term “Paragraph” generally refers to a provision of this Agreement.

11.           Notices. Any notice hereunder by the Participant shall be given to the Corporation in writing and such notice shall be deemed duly given only upon receipt thereof at the Corporation’s office at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, or at such other address as the Corporation may designate by notice to the Participant. Any notice hereunder by the Corporation shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Corporation.

12.           Information Confidential. As partial consideration for granting of this Option, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

13.           Governing Law. This Award Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

In Witness Whereof, the Corporation has adopted this instrument as the Agreement to govern the terms of the Option described herein. The Participant acknowledges and consents to the terms of this Agreement by accepting the grant of this Option.

LifePoint Hospitals, Inc.

/s/ William F. Carpenter III
President and Chief Executive Officer